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                                                                   EXHIBIT 10.32

                  SERVICE AND DISTRIBUTION OF EARNINGS & PROFIT
                         AGREEMENT OF "RAGNAROK ONLINE"


THIS SERVICE AND DISTRIBUTION OF EARNINGS & PROFIT AGREEMENT ("Agreement"), is made and entered into on this 1st day of April, 2003, by and between GRAVITY CORPORATION, a corporation duly organized and existing under the laws of the Republic of Korea ("Parent Company") and having its offices at 6th Fl. Shingu Bldg., 620-2, Shinsa-Dong, Kangnam-Ku, Seoul, 135-894, Korea ("Parent Company"), and GRAVITY INTERACTIVE, LLC., a Limited Liability Company duly organized and existing under the laws of United States of America(USA) and having its offices at 4505 Glencoe Ave. Marina Del Rey, CA 90292, USA ("Subsidiary Company").

                                    RECITALS:

WHEREAS, Parent Company has developed and possesses all rights in computer programs of online game "Ragnarok Online" ("Game") and also possesses valuable know-how and technical information on the installation, design, service and use of the Game;

WHEREAS, Subsidiary Company desires to enter into an agreement of Distribution of earnings & Profits with Parent Company pursuant to which Subsidiary Company will distribute and market the Game in the North America territory.


                                    ARTICLE 1
                                   DEFINITIONS

The terms defined in this Article shall have the meaning ascribed to them herein whenever they are used in this Agreement, unless otherwise clearly indicated by the context.

     1.1 "Confidential Information" shall mean all materials, know-how, software or other information including, but not limited to, proprietary information and materials regarding a Party's technology, products, business information or objectives, including the software for the Game and Technical Information under this Agreement, which is designated as confidential in writing by the providing Party or which is the type that is customarily considered to be confidential information by persons engaged in similar activities.

     1.2 "Total Sales Amount" shall mean the total amount paid by End Users for the Game which is approved and reconciled monthly in the Billing System.

     1.3 "End Users" shall mean the users of the Game through game service system established and operated by Subsidiary Company with individually assigned ID for each End User.

     1.4  "English Version" shall mean the Game in English language.



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     1.5  "Servers" shall mean the servers established, installed and operated by Subsidiary Company within the Territory only for the service of Game to End Users in the Territory.

     1.6 "Technical Information" shall mean the software, know-how, data, test result, layouts, artwork, processes, scripts, concepts and other technical information on or in relation to the Game and the installation, operation, maintenance, service and use thereof.

     1.7 Service Expenses" shall mean the Payment Gateway Service Commission, Data Centre Collocation Service expense, financial cost (Loan Interest expense), Equipment and billing program lease expense and marketing expense.

     1.8 "Service-Sales Amount" shall mean the Total Sales amount paid by End Users for the Game calculated in the Billing System with the deduction of the Service Expenses granted under this Agreement.

     1.9 "Service Territory" shall mean North America Territory for the commercial game service.


                                    ARTICLE 2
                           OBLIGATION: PARENT COMPANY

     2.1 Parent Company shall provide Subsidiary Company with its full assistance and cooperation including providing technical assistance in order for Subsidiary Company to launch its service of the Game.

     2.2 Parent Company shall provide Subsidiary Company with its full assistance and cooperation in the specified Territory in which English Version is used.

     2.3 The Parent Company shall provide Subsidiary Company for free of charge with technical assistance including software installation and set-up, maintenance support, patch updates in connection with the Game, and also Parent Company, upon the request of Subsidiary Company, will dispatch its engineers and Support staffs to Subsidiary Company for the technical and other assistance set forth.

     2.4 Parent Company shall provide Subsidiary Company with its full assistance and cooperation including preparation of English Version and providing technical assistance in order for the Subsidiary Company to launch its beta service of the Game in the Territory no later than [April 30th, 2003] and its commercial service of the Game in the Territory no later than [June 30th, 2003].



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     2.5  Parent Company have a right to request Subsidiary Company detailed financial data including but not limited to Monthly Service Sales Amount and Expenses incurred during specific accounting period and Parent Company may by itself or through an accountant designated by itself perform annual audit all of the documents of Subsidiary Company with respect to its Game business at Subsidiary Company's facility.


                                    ARTICLE 3
                         OBLIGATION: SUBSIDIARY COMPANY

     3.1 Subsidiary Company shall exert its best efforts to protect Technical Information which is exclusively owned by Parent Company and without prior written approval by Parent Company, Subsidiary Company shall not release, distribute, and sell any of Technical Information to the 3rd party.

     3.2 In the event there are any problems or defects found in the commercial service of the game to the End users, the Subsidiary Company shall promptly notify the Parent company to take necessary actions to cure such problems or defects.

     3.3 Subsidiary Company shall expand its business or its territory base upon prior written approval from Parent Company.

     3.4 If any End User claims a compensation for any loss or damages incurred due to any defects of the Game, the Parties shall consult with each other in good faith and Subsidiary Company must take necessary action to remedy such claims.

     3.5 In consideration of the License and technical assistance granted under this Agreement, Subsidiary Company shall distribute to Parent Company a monthly Distribution of Earnings and Profits in an amount equal to twenty percent [20%] of Service-Sales Amount paid by End Users for a period of one (1) year from the initial commercial service launch date, according to the laws and regulations of the relevant governmental authorities of U.S.A. and the company's operating agreements and other internal guidelines, accompanied by the detailed information on End Users for such month, provided.

          Distribution of Earnings & Profits = Service-Sales Amount (Total Sales Amount - Service Expenses) x 20%

     3.6 1(one) year after the initial commercial service launch date, Subsidiary Company shall distribute the earnings and Profits in the form of stock certificate or cash to the Parent Company, upon approval of the Subsidiary Company's annual board meeting or the equivalent authoritative body.

     3.7 Any and all Distribution payment under this Agreement by Subsidiary Company to Parent Company shall be made in US dollar and by wire transfer to the account designated by the Parent Company or in such other method as may be mutually agreed between the Parties.


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     3.8  When tax or other regulations issue raised by the relevant government authorities of U.S.A., in Distribution of Earnings and Profits payments made to the Parent Company, both, Parent and Subsidiary Company shall take necessary action to remedy such claims.

     3.9 Subsidiary Company shall keep all of its record, contractual and accounting documents and company documents in relation to its business in its offices for the period of five (5) years. Even after period of five (5) years, Subsidiary shall not destroy any of its record, contractual and accounting documents unless prior approval from the Parent Company.

     3.10 Subsidiary Company should work with a Parent Company designated Accounting Firm in respect to its Accounting and Tax consulting needs. Parent Company may also, through an accountant designated by Parent Company investigate and perform annual audit of the company documents of Subsidiary Company with respect to its Game business. For this purpose, Subsidiary Company shall provide all assistance and co-operation required by Parent Company for such investigation and audit.

     3.11 Subsidiary Company shall exert its best efforts to supply, distribute and sell the Game in the Territory.

                                    ARTICLE 4
                                  FORCE MAJEURE


     4.1 In the event of Subsidiary Company's business or management situation do not allow continuing the commercial service of game, Subsidiary Company may file for a corporate dissolution to wind up its business and existence as a remedy upon a written agreement by the both parties.

     4.2 If Subsidiary Company is unable to perform its normal business is shown to be due entirely to causes beyond the reasonable control of the Subsidiary Company including, without limitation, causes such as strikes, lockouts or other labour disputes, riots, civil disturbances, actions or inactions of governmental authorities or suppliers, epidemics, war, embargoes, severe weather, fire, earthquake, acts of God or the public enemy, Subsidiary Company may choose corporate dissolution as an ultimate remedy.

     4.3 The Terms of agreement and the relationship between the two parties shall be governed by and interpreted in accordance with the laws of the Republic of Korea, excluding its choice of laws.


     4.4 This Agreement shall be written in Korean and English and all disputes on the meaning of this Agreement shall be resolved in accordance with Korean version of this Agreement.


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IN WITNESS WHEREOF, the Parties have executed this Agreement the day and year first above-written.


                                 APRIL. 01. 2003


GRAVITY CO., LTD.



By: /s/ Jung Hwi Young
---------------------------------
Name: Hui Young. Jung
Title: C.E.O.




GRAVITY INTERACTIVE, LLC.



By: /s/ Jung Ryool Kim
---------------------------------
Name: Jung Ryool. Kim
Title: C.E.O.


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